CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
     FIRM

     We consent to the incorporation by reference in this Registration
     Statement on Form S-8 of our reports dated March 7, 2005 relating to the financial statements of BorgWarner Inc. and Consolidated Subsidiaries
     (the "Company") and management's report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004.


     /s/ DELOITTE & TOUCHE LLP
     Detroit, Michigan
     April 14, 2005